Exhibit 5.5

Capital City Complex, Moscow City Business Centre, 8, Presnenskaya Nab., Bldg. 1
Moscow, 123100, Russia. Tel.: +7 495 287 44 44, Fax: +7 495 287 44 45, www.gblplaw.com

Комплекс «Город cтолиц» в ММДЦ «Москва-Сити»Пресненская наб., д. 8, стр. 1
Москва, 123100, Россия. Teл.: +7 495 287 44 44, Факс: +7 495 287 44 45, www.gblplaw.com

__________, ___
General Maritime Corporation
299 Park Avenue
New York, New York 10171

Re. Opinion Letter in respect to legal capacity of Limited “General Maritime Crewing”

Ladies and Gentlemen,

We have acted as Russian counsel to Limited “General Maritime Crewing”, a limited liability company registered and existing under the laws of the Russian Federation (the "Russian Co-Registrant"), an indirectly owned subsidiary of General Maritime Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”) in connection with the preparation and filing by the Company and the Co-Registrants of a shelf Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to US$500,000,000 aggregate public offering price of (i) debt securities, which may be issued pursuant to an indenture (the "Indenture"), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the “Debt Securities”), (ii) shares of preferred stock of the Company, par value $0.01 per share, (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), as well as up to 5,357,410 shares of Common Stock which may be resold by selling shareholders, (iv) warrants to purchase securities of the Company, (v) rights to purchase securities of the Company, (vi) units issued by the Company comprised of any of the foregoing, (vii) shares of preferred stock represented by depositary shares and evidenced by depositary receipts, each of which will represent a fractional share or multiple shares of preferred stock, (viii) purchase contracts for the purchase and sale of securities and (ix) guarantees of the Debt Securities issued by one or more of the Co-Registrants (the “Guarantees”).

In rendering this opinion, we have reviewed copies of the following documents:

I.	draft template of the Registration Statement;

II.	draft template form of Indenture, which is governed by the laws of the State of New York; and

III.	the organizational and governing documents of the Russian Co-Registrant listed on Schedule I hereto.

Assumptions

It should be taken into account that while drafting this Opinion Letter we have assumed that:

a)	The scanned copies of the documents provided to us totally coincide with the originals thereof, all the signatures and seals in the furnished documents are authentic;

b)
The documents provided to us remain effective and correct as of the date hereof. The text of these documents has not been expanded to include provisions initiating, modifying or terminating the effect of these documents or part thereof; nor has there been any other documents executed that might have effect on the text of the documents provided;

c)	Mr. Gennadyi Liventsov, being the General Director of the Russian Co-Registrant, shall have signed and executed the Guarantees in sound mind and memory acting voluntarily without any coercion;

d)
No application has been presented to a court for the liquidation of the Russian Co-Registrant on demand of any state or local authority, nor has there been made a decision for voluntary liquidation of the Russian Co-Registrant;

e)
No application has been filed to a court, and no order has been made by a court, for the start of any insolvency procedures as provided by the Federal Law No. 127-FZ of 26 October 2002 “On insolvency (bankruptcy)”, as further amended, in respect of the Russian Co-Registrant;

f)	No administrator in bankruptcy or similar officer has been appointed in relation to the Russian Co-Registrant, and no notice has been given or filed in relation to the appointment of such an officer.

We have made such inquiries and reviewed such documents and records of officers and other representatives of the Russian Co-Registrant, public officials and others with respect to proceedings involving the liquidation, insolvency or bankruptcy of the Russian Co-Registrant as we have deemed necessary or appropriate as a basis for our opinion, and nothing has come to our attention that causes us to believe that any such proceedings are currently pending.

Opinion

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Russian Co-Registrant has the power and authority, corporate or otherwise, to issue the Guarantees. When the terms relating to any of the Guarantees have been duly adopted and established in accordance with applicable law and the governing documents of the Russian Co-Registrant (including, without limitation, by adoption by the sole shareholder of the Russian Co-Registrant, of resolutions determining the rights and other terms of such Guarantees and duly authorizing the issuance and delivery of such Guarantees), such Guarantees will be duly authorized by the Russian Co-Registrant.

We express no opinion under or as to any laws other than the laws of the Russian Federation (the "Relevant Laws").

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  Kramer Levin Naftalis & Frankel LLP may rely on this opinion for purposes of rendering a legality opinion to the Company in connection with the Registration Statement.

Sincerely,
Anton Sitnikov
Partner, Head of Corporate/M&A

Cc: Julia Gnousina

Schedule I

List of the documents of Limited “General Maritime Crewing”

1.	A scanned copy of Limited “General Maritime Crewing” Charter approved as of 3 September 2009	12
2.	A scanned copy of Notarial Certificate to the Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 3 September 2009 dated 18 September 2009	1
3.	A scanned copy of Certificate series 23 No 007709019 dated 21 October 2009 on state registration of amendments into the Charter of Limited “General Maritime Crewing”	1
4.	A scanned copy of Certificate series 23 No 003866318 dated 24 February 2005 of state registration of Limited “General Maritime Crewing”	1
5.	A scanned copy of Certificate series 23 No 001861443 dated 24 February 2005 of tax registration of Limited “General Maritime Crewing”	1
6.	A scanned copy of Certified True Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 1 September 2006, dated 11 September 2006	1
7.	A scanned copy of Notarial Certificate to the Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 1 September 2006 dated 11 September 2006	1
8.	A scanned copy of Limited “General Maritime Crewing” balance as of 30 September 2010	2
9.	A scanned copy of the Invoice No.10 dated 24 February 2005 confirming payment for Limited “General Maritime Crewing” charter capital	1
10.	A scanned copy of Extract from the Unified State Register of Legal Entities dated 12 November 2009 No. 06-12599	11
11.	Draft template of the Registration Statement on Form S-3	47
12.	Draft template form of Indenture	52